            Volkswagen Credit Auto Master Owner Trust, Series 2000-1
--------------------------------------------------------------------------------

                   Distribution Date Statement: April 22, 2002


      a. Aggregate Amount of Collections                                        $350,576,159.10
         Aggregate Amount of Non-Principal Collections                            $2,562,500.18
         Aggregate Amount of Principal Collections                              $348,013,658.92
         Pool Balance                                                           $788,465,170.81
         Residual Participation Amount                                          $288,465,170.81
         Excess Funding Account                                                           $0.00

      b. Series Allocation Percentage                                                   100.00%
         Floating Allocation Percentage                                                  63.41%
         Principal Allocation Percentage                                                    N/A

      c. Total Amount Distributed on Series 2000-1                                  $942,447.92

      d. Amount of Such Distribution Allocable to Principal on 2000-1                     $0.00

      e. Amount of Such Distribution Allocable to Interest on 2000-1                $942,447.92

      f. Noteholder Default Amount                                                        $0.00

      g. Required Subordinated Draw Amount                                                $0.00

      h. Noteholder Charge Offs                                                           $0.00
         Amounts of Reimbursements                                                        $0.00

      i. Monthly Servicing Fee                                                      $657,054.31
         Noteholder Monthly Servicing Fee                                           $416,666.67

      j. Controlled Deposit Amount                                                        $0.00

      k. Series 2000-1 Invested Amount at end of period (Gross)                 $500,000,000.00
         Outstanding Principal Balance                                          $500,000,000.00

      l. Available Subordinated Amount                                           $76,420,222.74

      m. Carry-over Amount                                                                $0.00

      n. Reserve Account Balance                                                  $1,750,000.00

      o. Principal Funding Account Balance                                                $0.00
         Yield Supplement Account Balance                                         $1,750,000.00

VW CREDIT, INC. - SERVICER                                                Page 1
18-Apr-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------


TRANSACTION SUMMARY
-------------------                                                From                To       Days
                                                                   ----                --       ----
Current Interest Period                                         3/20/2002          4/21/2002     33

Series Allocation Percentage                                         100.00%
Initial Principal Balance                                    $500,000,000.00
Outstanding Principal Balance                                $500,000,000.00
Principal Balance of Receivables for Determination Date      $766,674,208.23
Amount Invested in Receivables on Series Issuance Date       $500,000,000.00
Initial Invested Amount                                      $500,000,000.00
Invested Amount at the Beginning of Period                   $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)       $500,000,000.00
Required Subordinated Amount                                  $76,420,222.74
Excess Funding Account                                                 $0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)  $500,000,000.00
Available Subordinated Amount (previous period)               $70,528,709.27
Incremental Subordinated Amount (previous period)             $22,583,503.79

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
--------------------------------------------
Yield Supplement Account Initial Deposit                       $1,750,000.00
Yield Supplement Account Beginning Balance                     $1,750,000.00
Yield Supplement Account Required Amount                       $1,750,000.00

Reserve Account Initial Deposit                                $1,750,000.00
Reserve Account Required Amount                                $1,750,000.00
Reserve Account Beginning Balance                              $1,750,000.00

Outstanding Carryover Amount - Beginning Balance                       $0.00
Withdrawal from Yield Supplement Account                               $0.00
Outstanding Carryover Amount - Ending Balance                          $0.00
Yield Supplement Account Balance - Ending Balance              $1,750,000.00
Yield Supplement Account Deposit Amount                                $0.00

Withdrawal from Reserve Account                                        $0.00
Reserve Account Ending Balance                                 $1,750,000.00
Reserve Account Deposit Amount                                         $0.00

1-month LIBOR Rate (annualized)                                   1.9012500%
Certificate Coupon (annualized)                                      2.0563%
Prime Rate (annualized)                                           4.7500000%
Servicing Fee Rate (annualized)                                       1.000%
Excess Spread                                                     1.2637500%

TRUST PRINCIPAL RECEIVABLES
---------------------------
Pool Balance at the Beginning of Period                      $756,857,682.30
Pool Balance at the Ending of Period                         $788,465,170.81
Average Aggregate Principal Balance                          $772,661,426.56
Aggregate Principal Collections                              $348,013,658.92
New Principal Receivables                                    $379,621,147.43
Receivables Added for Additional Accounts                              $0.00
Noteholder Default Amount                                              $0.00
Net Losses                                                             $0.00
Noteholder Charge-offs                                                 $0.00
Miscellaneous Paymnets (Adjustments and Transfer deposit amounts)      $0.00
Non-Principal Collections & Inv. Proceeds treated as
          Available Noteholder Principal Collections                   $0.00
Monthly Interest Accrued, but not paid                                 $0.00
Ineligible Receivables                                                 $0.00
Excess Funding Account at Date of Determination                        $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts             $0.00

MISCELLANEOUS DATA
------------------
Recoveries on Receivables Written Off                                  $0.00
Spread Over/Under Prime for Portfolio                                 -0.43%
Weighted Average Interest Rate                                         4.32%
Previously waived Monthly Servicing Fee                                $0.00



PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                                         0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                                                         $33,881,990.03
Used Vehicle Percentage                                                                           4.297%
Used Vehicle Percentage During Last Collection Period                                             4.252%
Early Amortization Event?                                                                      NO
Largest Dealer or Dealer Affiliation Balance                                              $38,310,507.46
Largest Dealer Percentage                                                                         5.062%

Aggregate Principal Amount of Receivables of Dealers over 2%                              $40,974,095.81

SUMMARY OF COLLECTIONS
----------------------
Aggregate Amount of Collections                                                          $350,576,159.10
Aggregate Amount of Non-principal Collections (including insurance proceeds & rebates)     $2,562,500.18
Investment Proceeds                                                                            $5,484.12
Aggregate Amount of Principal Collections                                                $348,013,658.92
Asset Receivables Rate                                                                            2.167%
Use Asset Receivables Rate?                                                                   NO
Carryover Amount (this Distribution Date)                                                            N/A

PAYMENT RATE INFORMATION
------------------------
Monthly Payment Rate                                                                         45.04%
Previous Collection Period Monthly Payment Rate                                              37.24%
Monthly Payment Rate 2 collection periods ago                                                51.12%
3-month Average Payment Rate                                                                 44.47%
Early Amortization Event?                                                                      NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------
Extend Revolving Period?                                                                      YES
Last Day of Revolving Period                                                                  N/A
Invested Amount as of Last Day of Revolving Period                                            N/A
Accumulation Period Length (months)                                                           N/A
First Accumulation Date                                                                 TO BE DETERMINED
Expected Final Payment Date                                                                   N/A
Required Participation Percentage                                                           104.00%
Principal Funding Account Balance                                                                  $0.00
Principal Payment Amount                                                                           $0.00
Controlled Accumulation Amount                                                                     $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------
Noteholders
-----------
1.  Monthly Noteholder Interest Distribution                                                 $942,447.92
2.  Noteholder Monthly Servicing Fee Distribution                                            $416,666.67
3.  Reserve Account Deposit Amount Distribution                                                    $0.00
4.  Noteholder Default Amount Distribution                                                         $0.00
5A  Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)                       $0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount                                 $0.00
6.  Outstanding Carryover Amount Distribution                                                      $0.00
7.  Yield Supplement Account Deposit Amount Distribution                                           $0.00
8.  Previuosly waived Monthly Servicing Fee Distribution                                           $0.00
                                                                                             -----------
            Excess Servicing                                                                 $265,878.04

DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                                                  $0.00
Required Subordinated Draw Amount                                                                  $0.00

EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since Issuance Date)                                          $0.00
Additions in connection with a reduction in Receivables                                            $0.00
Transfers to Principal Funding Account                                                             $0.00


VW CREDIT, INC. -- SERVICER                                               Page 2
        18-Apr-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary
                                     -------

                       Collections              Accrual          Distribution
                      -------------         ---------------    ----------------
From:                    20-Mar-02
To:                      21-Apr-02
Days:                           33

LIBOR Rate              1.9012500%
 (1 month)

Series #                   1         Active
VCI Rating:               N/A


               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
               --------------------------------------------------

                          Series                                        Required         Required         Outstanding
Series      Series      Allocation      Invested        Subordinated  Participation    Participation         Note
Number       Name       Percentage       Amount            Amount      Percentage         Amount            Balance
------       ----       ----------       ------            ------      ----------         ------            -------
         Trust                       $500,000,000.00   $76,420,222.74      N/A        $596,420,222.74
       1 Series 2000-1    100.00%    $500,000,000.00   $76,420,222.74    104.00%      $596,420,222.74   $500,000,000.00


VW CREDIT, INC. -- SERVICER                                               Page 3
18-Apr-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------


INITIAL AMOUNTS                                                         EXCESS SPREAD CALCULATION
---------------                                                         -------------------------
Initial Invested Amount                       $500,000,000.00           Weighted Average Rate Charged to Dealers           4.320%
Invested Amount                               $500,000,000.00           LIBOR                                              1.901%
Controlled Accumulation Amount                          $0.00           Note Rate (LIBOR+15.5 b.p.)                        2.056%
Required Subordinated Amount                   $76,420,222.74           Servicing Fee Rate                                 1.000%
Annualized Servicing Fee Rate                           1.00%           Investor Net Losses                                0.000%
First Controlled Accumulation Date        TO BE DETERMINED                                                                 ------
Accumulation Period Length (months)               N/A                   Excess Spread                                      1.264%
Expected Final Payment Date                       N/A
Initial Settlement Date                             10-Aug-00
Required Participation Percentage                     104.00%
Subordinated Percentage                               9.5890%




SERIES 2000-1 MONTHLY REPORTING
-------------------------------
                                                                                             Required         Excess
                                            Series 2000-1                Invested          Subordinated       Funding
Principal Receivables                           Total                     Amount              Amount          Amount
---------------------                           -----                     ------              ------          ------
Series Allocation Percentage                   100.00%
Beginning Balance                            $500,000,000.00           $500,000,000.00      $76,420,222.74     $0.00
  Floating Allocation Percentage               63.41%                     63.41%
  Principal Allocation Percentage                N/A                       N/A

Principal Collections                        $348,013,658.92           $348,013,658.92             N/A           N/A
New Principal Receivables                    $379,621,147.43           $379,621,147.43             N/A           N/A
Principal Default Amounts                              $0.00                     $0.00             N/A           N/A
Receivables Added for Additional Accounts              $0.00                     $0.00             N/A           N/A
Controlled Deposit Amount                              $0.00                       N/A             N/A           N/A

"Pool Factor"                                                            100.00000000%

Ending Balance                               $500,000,000.00           $500,000,000.00      $76,420,222.74     $0.00
  Floating Allocation Percentage               63.41%                     63.41%


Non-Principal Receivables
-------------------------

Non-Principal Collections                      $1,624,992.63
Recoveries on Receivables Written Off                  $0.00
Investment Proceeds                                $5,484.12


VW CREDIT, INC. -- SERVICER                                               Page 4
18-Apr-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------


Subordinated Amount & Reserve Fund                                           Current              Previous
----------------------------------                                           -------              --------
Available Subordination Amount (Previous)                                 $70,528,709.27        $73,884,587.01
 (-) Required Subordination Draw Amount                                            $0.00                 $0.00
 (-) Reserve Account Funds to Noteholder Default Amount                            $0.00                 $0.00
 (+) Non-principal Collections & Inv. Proceeds treated as
            Available Noteholder Principal Collections                             $0.00                 $0.00
                                                                          --------------        --------------
(1) Subtotal                                                              $70,528,709.27        $73,884,587.01
(2) Subordination Percentage* Series 2000-1 Invested
    Amount                                                                $47,945,205.48        $47,945,205.48

(a) lower of (1) or (2)                                                   $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                              $0.00                 $0.00
(c) Incremental Subordinated Amount                                       $28,475,017.26        $22,583,503.79
(d) Payments from Excess Funding Account to Residual Interestholder                $0.00                 $0.00

Available Subordinated Amount                                             $76,420,222.74        $70,528,709.27

  Overconcentration Amount                                                $40,974,095.81        $31,193,809.47

Beginning Reserve Account Balance                                          $1,750,000.00         $1,750,000.00
Reserve Account Required Amount                                            $1,750,000.00         $1,750,000.00
Withdrawal from Reserve Account                                                    $0.00                 $0.00
Reserve Account Deposit Amount                                                     $0.00                 $0.00
Ending Reserve Account Balance                                             $1,750,000.00         $1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                                        $2,562,500.18         $2,948,724.64
  Noteholder Non-Principal Collections                                     $1,624,992.63         $1,948,004.70
  Residual Interestholder Non-Principal Collections                          $937,507.55         $1,000,719.94
Investment Proceeds                                                            $5,484.12             $5,034.50
Reserve Fund Balance                                                       $1,750,000.00         $1,750,000.00
                                                                          --------------        --------------
Total Non-Principal Available                                              $4,317,984.30         $4,703,759.14

Interest Shortfall                                                                 $0.00                 $0.00
Additional Interest                                                                $0.00                 $0.00
Carry-over Amount                                                                  $0.00                 $0.00
Carry-over Shortfall                                                               $0.00                 $0.00
Additional Interest on Carry-over Shortfall                                        $0.00                 $0.00

Monthly Servicing Fee                                                        $657,054.31           $630,714.74
Noteholder Monthly Servicing Fee                                             $416,666.67           $416,666.67
